Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-4 and related Prospectus of our report dated March 19, 2024, relating to the consolidated financial statements of National Bankshares, Inc. appearing in the Annual Report on Form 10-K of National Bankshares, Inc. for the year ended December 31, 2023.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia

March 28, 2024